EXHIBIT 99.1

Structured Asset Trust Unit Repackagings (SATURNS)

Series 2005-1 Trust

Receipt of Notice of Intent to Exercise Warrants in Full

CUSIP: 80412A200 (A Units)

80412AAA9 (B Units)

Symbol: HJN

FOR IMMEDIATE RELEASE:

May 29, 2014

NEW YORK, NEW YORK – Structured Asset Trust Unit Repackagings (SATURNS), Goldman Sachs Capital I Capital Security Backed Series 2005-1 Trust (the “Trust”) (New York Stock Exchange Ticker Symbol “HJN”), announced today that it has received a Call Notice notifying the Trust the Warrantholder (i) has rescinded the Exercise Notice and Certification of Insolvency dated May 22, 2014, which gave notice of the intent to acquire $60,000,000 Unit Principal Balance of Class A Units and the Applicable Class B Equivalent Amount of Class B Units for settlement on June 6, 2014 and (ii) has given a new notice of the intent to acquire $60,000,000 Unit Principal Balance of Class A Units and the Applicable Class B Equivalent Amount of Class B Units for settlement on June 2, 2014 (the “Intended Settlement Date”). Under the terms of the Warrants, delivery of the notice does not give rise to an obligation on the part of the Warrantholder to pay the specified call price; and if by 4 p.m. New York time on the Business Day prior to the Intended Settlement Date the party exercising the Warrants has not paid the required call price, the Call Notice will be effectively rescinded, in which case settlement of the relevant Warrants would not occur and the Warrants would continue in effect and could be exercised on a subsequent date. If settlement of the Warrants occurs pursuant to the Call Notice on the Intended Settlement Date, then Class A Unitholders will receive the par value plus accrued interest of each Class A Unit and Class B Unitholders will receive accrued interest plus the Class B Present Value Amount in relation to each Class B Unit, each in an amount to be determined in accordance with the Trust Agreement.

Contact:

Thais Hayum – Vice President

U.S. Bank - Corporate Trust Services

P: +1-312-332-7489

F: +1-312-332-7992

E: thais.hayum@usbank.com